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                                                                   EXHIBIT 23(3)

                            [Arthur Andersen Letterhead]


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 24, 1998, included in the Annual Report on Form 10-K of Rio Hotel & Casino, Inc. for the year ended December 31, 1997, and to all references to our Firm included in this registration statement on Form S-3.

                                                    Arthur Andersen LLP

Las Vegas, Nevada
December 14, 1998